UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2019

Pensare Acquisition Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

1720 Peachtree Street, Suite 629
Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 234-3098
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01.	Other Events.

Pensare Acquisition Corp. (the “Company”) previously announced that it will hold a special meeting in lieu of the 2019 annual meeting of stockholders on January 28, 2019 at 11:00 a.m., local time, at the offices of Greenberg Traurig, LLP, located at the MetLife Building, 200 Park Avenue, New York, New York 10166 (the “Special Meeting”) to vote on (i) an amendment (the “Charter Amendment”) to the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional three months, from February 1, 2019 to May 1, 2019 (the “Extended Date”); (ii) a proposal to re-elect four directors to the Company’s board of directors, with each such director to serve until the second annual meeting of stockholders following the Special Meeting or until his successor is elected and qualified; and (iii) a proposal to ratify the selection by the Company’s Audit Committee of Marcum LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2019.

On January 16, 2019, the Company announced that if the Charter Amendment is approved, the Company’s sponsor, Pensare Sponsor Group, LLC (the “Sponsor”), has agreed to contribute to the Company as a loan $0.033 for each share of the Company’s common stock issued in its initial public offering (each, a “Public Share”) that is not redeemed in connection with the stockholder vote to approve the Extension, for each calendar month (commencing on February 2, 2019 and on the second day of each subsequent month), or portion thereof, that is needed by the Company to complete a business combination from February 2, 2019 until the Extended Date (the “Contribution”). For example, if the Company takes until May 1, 2019 to complete its business combination, which would represent three calendar months, the Sponsor would make aggregate Contributions of approximately $3,073,950 (assuming no Public Shares were redeemed). Each Contribution will be deposited in the trust account established in connection with the Company’s initial public offering (the “Trust Account”) on or before the tenth of each month. Accordingly, if the Charter Amendment is approved, the Extension is implemented and the Company takes the entire time through the Extended Date to complete its initial business combination, the redemption amount per Public Share at the meeting for such business combination or the Company’s subsequent liquidation will be approximately $10.27 per Public Share, in comparison to the current redemption amount of approximately $10.17 per Public Share (based on approximately $315.9 million in the Trust Account as of January 15, 2019). The Contribution is conditional upon the implementation of the Charter Amendment. The Contribution will not occur if the Charter Amendment is not approved or the Extension is not completed for any reason. The amount of the Contributions will not bear interest and will be repayable by the Company to the Sponsor upon consummation of the Company’s initial business combination. If the Sponsor advises the Company that it does not intend to make the Contribution, then the Charter Amendment will not be put before the stockholders at the Special Meeting and the Company will dissolve and liquidate in accordance with its amended and restated certificate of incorporation. The Sponsor will have sole discretion to determine whether to continue extending for additional calendar months until the Extended Date, and if the Sponsor determines not to continue extending for additional calendar months, its obligation to make additional Contributions will terminate and the Company will dissolve and liquidate in accordance with its amended and restated certificate of incorporation.

On January 16, 2019, the Company issued a press release announcing the Contribution. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)       Exhibits

Exhibit Number	Exhibit
99.1	Press Release, dated January 16, 2019.

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release, dated January 16, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 16, 2019

Pensare Acquisition Corp.

By:	/s/ Darrell J. Mays
Name: Darrell J. Mays
Title: Chief Executive Officer